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                                                                    EXHIBIT 10.3

                              AMENDMENT NUMBER ONE


          This Amendment Number One is dated as of December 11, 2000 and is to the Credit Agreement among the Hardinge Inc., the Bank's signatory thereto and The Chase Manhattan Bank as Agent, dated August 1, 1997 (the Agreement). Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the AGREEMENT.

          In order the amend the Agreement, the parties agree as follows:

          1. Section 1.01 of the Agreement shall be amended by adding the following definitions:

                Acquisition Agreement means the Stock Purchase Agreement by and between Ziersch Beteiligungs GmbH as seller, HTT Hauser Tripet Tschudin AG, and Hardinge Inc, as purchaser, with respect to the sale and purchase of all of the issued and outstanding shares of stock of HTT Hauser Tripet Tschudin AG.

                Acquisition Date means the date the Acquisition Agreement has been signed by all parties thereto.

          2. The definition of "Margin" as set forth in Section 1.01 of the Agreement shall be amended effective as of the Acquisition Date to read as follows:

                "Margin" means for each Variable Rate Loan zero (0) Basis Points and for each Eurodollar Loan seventy-five (75) Basis Points.

          3. The definition of Reference Banks as set forth in Section 1.01 of the Agreement shall be amended in its entirety to read as follows:

                "Reference Banks" means The Chase Manhattan Bank and Fleet National Bank, and their respective successors.

          4.    Article 6 of the Agreement shall be amended by adding Section
6.10 as follows:

                Section 6.10 ACQUISITION AGREEMENT. Provide the Agent with a true copy of the signed Acquisition Agreement within three (3) days of the Acquisition Date.



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          5.    Section 2.11 (a) of the Agreement shall be amended in its
entirety to read as follows:

                (a) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Commitment of such Bank for the period from and including August 1, 1997 to the earlier of the date the Commitments are terminated or the day prior to the Acquisition Date, at a rate per annum equal to fifteen (15) Basis Points if the ratio of Total Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is equal to or less than 1.0 to 1.0, twenty (20) Basis Points if the ratio Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is greater than 1.0 to 1 and less than or equal to 2.0 to 1.0, and twenty-five (25) Basis Points if the ratio Funded Debt to Earnings Before Interest, Taxes, Depreciation and Amortization is greater than 2.0 to 1.0. The Borrower shall pay to the Agent for the account of each Bank a Commitment Fee on a daily average unused Commitment of such Bank for the period from and including the Acquisition Date to the earlier of the date the Commitments are terminated or the Termination Date at a rate per annum equal to twenty-five (25) Basis Points. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Commitments and on each Quarterly Date, and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Where required, computation shall be based upon Borrower's financial statements for the immediately preceding four (4) fiscal quarters for income statement items and the most recent fiscal quarter for balance sheet items.

          6. Section 7.01(h) of the Agreement shall be amended by adding the following at the end thereof:

                Notwithstanding the foregoing, and subject to and upon the closing of the transaction governed by the Acquisition Agreement, (i) the amount of Liens against property other than inventory and receivables shall not exceed Thirteen Million Dollars ($13,000,000.00) in the aggregate and (ii) Liens against the receivables of HTT Hauser Tripet Tschudin AG shall be permitted.

          7. The last paragraph of Section 7.05 of the Agreement shall be amended in its entirety to read as follows;

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                Notwithstanding the foregoing, the aggregate amount of
                acquisitions (net of amounts paid for with the Borrower's stock) permitted under this section without the prior written consent of the Required Banks shall not be greater than Fifteen Million Dollars ($15,000,000.00) in any consecutive twenty-four (24) month period, except that for the twenty-four (24) month period next following the Acquisition Date the amount shall be the lower of Thirty-six Million Dollars ($36,000,000.00) or the amount paid as provided under the Acquisition Agreement.

          8. Section 7.07 of the Agreement shall be amended by adding the following at the end thereof:

                Notwithstanding the foregoing, the Borrower shall be permitted during the period commencing on the closing of the transaction covered by the Acquisition Agreement and continuing for ninety
                (90) calendar days thereafter to lend to L. Kellenberger & Co., AG, or other wholly owned Subsidiary, up to Thirty-six Million Dollars ($36,000,000.00) for the sole purpose of purchasing all the issued and outstanding shares of stock of HTT Hauser Tripet Tschudin AG and the retirement of shareholder debt. Any Loans made to the Borrower for purposes of funding such loan shall be repaid within ninety (90) days of the date made.

          9. This Amendment Number One may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any patties hereto may execute this Amendment Number One by signing such counterpart.

          10. Other than as set forth in this Amendment Number One, the terms and conditions of the Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, THE PARTIES HERETO have caused this Amendment Number One to be executed by their duly authorized officers as of the day and year first above written.


                                               HARDINGE INC.


                                               By: /s/ Robert E. Agan
                                                  ------------------------------
                                                  Robert E. Agan, Chairman of
                                                  the Board and Chief Executive
                                                  Officer

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                                               AGENT:


                                               THE CHASE MANHATTAN BANK,


                                               By: /s/ Christine M. McLeod
                                                  ------------------------------
                                                  Christine M. McLeod,
                                                  Vice President

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                                               BANKS:

                                               THE CHASE MANHATTAN BANK,


                                               By: /s/ Christine M. McLeod
                                                  ------------------------------
                                                  Christine M. McLeod,
                                                  Vice President


                                               FLEET NATIONAL BANK
                                               Successor to Fleet Bank


                                               By: /s/ Joanna Teasdale
                                                  ------------------------------
                                                  Joanna Teasdale,
                                                  Vice President



                                               MANUFACTURERS & TRADERS TRUST
                                               COMPANY


                                               By: /s/ Peter Newman
                                                  ------------------------------
                                                  Peter Newman, Vice President